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								   Exhibit 23


		      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-69895 and 333-87413) pertaining to the Employees' Savings Plan of Ohio Casualty Corporation of our report dated June 21, 2002, with respect to the financial statements and schedules of the Ohio Casualty Corporation Employees' Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.





/s/ Ernst and Young LLP

Cincinnati, Ohio
June 26, 2002


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